UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):November 27, 2007
                                                        -----------------

                         UNITED FINANCIAL BANCORP, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

       Maryland                    333-144245               Being Applied For
       ---------                   ----------               -----------------
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
   of Incorporation)               File Number)             Identification No.)

              95 Elm Street. West Springfield, Massachusetts 01089
              ----------------------------------------------------
                    (Address of principal executive offices)

                                 (413)-787-1700
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2007, United Bank, the wholly owned subsidiary of United Financial Bancorp, Inc., a federal corporation ("United Financial-Federal"), entered into the following agreements. Each of the following agreements was previously disclosed in the proxy statement/prospectus of United Financial-Federal and in the offering prospectus of United Financial Bancorp, Inc., a Maryland corporation which will be the successor to United Financial-Federal ("United Financial-Maryland"). The proxy statement/prospectus and the offering prospectus were previously filed with the Securities and Exchange Commission in connection with the "second-step conversion" of United Financial-Federal.

Employment Agreement. On November 27, 2007, United Bank entered into a new employment agreement with Richard B. Collins, its President and Chief Executive Officer. The employment agreement is effective May 1, 2007 and replaces the existing employment agreement between United Bank, United Financial-Federal, and Mr. Collins.

The agreement has an initial term of three years and may be renewed by the board of directors for an additional year so that the remaining term will be three years. The initial base salary for Mr. Collins under the agreement is $360,700. In addition to the base salary, the employment agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. In addition, United Bank will provide Mr. Collins with an annual automobile allowance of $12,000.

Under the agreement, Mr. Collins' employment may be terminated for cause at any time, in which event he would have no right to receive compensation or other benefits for any period after termination. The following events resulting in Mr. Collins' termination or resignation will entitle him to payments of severance benefits: (A) his employment is involuntarily terminated either prior to or following a change in control (for reasons other than cause, death, disability or retirement), (B) he resigns during the term of the agreement (whether before or after a change in control) following (i) the failure to elect or reelect or to appoint or reappoint him to his executive position, (ii) a significant change in his functions, duties or responsibilities, or change in the nature or scope of his authority, (iii) the liquidation or dissolution of United Bank or United Financial-Federal that would affect his status, (iv) a reduction in his annual compensation or benefits or relocation of his principal place of employment by more than 25 miles from its location as of the date of the agreement or (v) a material breach of the employment agreement by United Bank, or (C) he resigns employment at any time during the term of the agreement following a change in control as a result of a failure to renew or extend the agreement.

The severance payment will be equal to three times the sum of his base salary and the highest rate of bonus awarded to him during the prior three years. Mr. Collins will also receive a lump sum cash payment equal to the present value (discounted at 6%) of contributions that would have been made on his behalf by United Bank under its 401(k) plan and employee stock ownership plan and any other defined contribution plans as if he had continued working for the 36-month period within 30 days following his termination of employment. In the event that his employment has terminated for a reason entitling him to severance payments, Mr. Collins would receive an aggregate severance payment of approximately $1,432,000 based upon his current level of compensation. Notwithstanding any provision to the contrary in the agreement, payments under the agreement following a change in control are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Under the agreement, if Mr. Collins employment is terminated due to disability, United Bank will continue to pay his salary for the longer of one year, or the remaining term of the agreement, reduced by payments to him under any applicable disability program. In the event of his death, his estate or beneficiaries will be paid his base salary for one year from his death, and will receive continued medical, dental, family and other benefits for one year. Upon retirement at age 69 or such later date determined by the board of directors, Mr. Collins will receive only those benefits to which he is entitled under any retirement plan of United Bank to which he is a party.

As a condition to the payments to Mr. Collins described above, upon termination of Mr. Collins' employment other than in connection with a change in control, he agrees not to compete with United Bank for a period of one year following termination of his employment within 25 miles of any existing branch of United Bank or any subsidiary of United Financial, or within 25 miles of any office for which United Bank, or a subsidiary has filed an application for regulatory approval to establish an office.

The employment agreement for Mr. Collins is attached as Exhibit 10.1 to this Current Report on Form 8-K. The above description of the employment agreement is qualified by reference to the agreement itself.

Change in Control Agreements. On November 27, 2007, United Bank entered into change in control agreements with three of its executive officers: Keith E. Harvey, J. Jeffrey Sullivan and Mark A. Roberts. The agreements are effective May 1, 2007 and provide certain benefits to these individuals in the event of a change in control of United Financial-Federal or United Bank. Each of the agreements provides for a term of 36 months. Commencing on each anniversary date, the board of directors may extend the agreements for an additional year.

Under each of the agreements, following a change in control of United Financial or United Bank, the executive is entitled to a payment if the executive's employment is involuntarily terminated during the term of the agreement, other than for "cause," as defined, death or disability. Involuntary termination includes the executive's termination of employment during the term of the agreement and following a change in control as the result of a demotion, loss of title, office or significant authority, reduction in the executive's annual compensation or benefits, or relocation of the executive's principal place of employment by more than 25 miles from its location immediately prior to the change in control. In addition, for the first 12 months following a change in control, if United Financial-Federal (or its successor) fails to renew the agreement, the executive can voluntarily resign and receive the severance payment. In the event that the executive is entitled to receive payments pursuant to the agreement, the executive will receive a cash payment of up to a maximum of two times the sum of his base salary and highest rate of bonuses awarded to him over the prior three years, subject to applicable withholding taxes. Under the agreements and based on their salaries as of December 31, 2006, Messrs. Harvey, Sullivan and Roberts would receive an aggregate of $479,111, $477,994 and $306,629, respectively, upon a change in control, based upon their current levels of compensation. Notwithstanding any provision to the contrary in the agreement, payments under the agreement are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

The change in control agreements for Messrs. Harvey, Sullivan and Roberts are attached as Exhibits 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K. The above descriptions of the change in control agreements are qualified by reference to the agreements themselves.

Supplemental Retirement Plan for Senior Executives. On November 27, 2007, United Bank executed the Supplemental Retirement Plan for Senior Executives for Messrs. Collins, Harvey, Patterson, Roberts and Sullivan, which was effective October 1, 2007. The Supplemental Retirement Plan for Senior Executives (the "Plan") replaces the individual Executive Supplemental Compensation Agreements between United Bank and Messrs. Collins, Harvey and Patterson by consolidating such agreements into the Plan in order to simplify administration, and also develops supplemental retirement benefits for Messrs. Roberts and Sullivan.

The Plan provides that each executive will receive supplemental benefits, to the extent vested, commencing 180 days following separation from service. Mr. Collins will vest in his supplemental benefits at a rate of 10% per year from his original date of hire, and Messrs. Harvey, Patterson, Roberts, and Sullivan will vest in their supplemental benefits upon completion of 10 years of employment with United Bank. The supplemental benefit equals the percentage of the executive's final average compensation set forth in each executive's participation agreement, multiplied by a fraction, the numerator of which is the executive's years of employment with United Bank and the denominator of which is set forth in the executive's participation agreement. The supplemental benefit will commence on the executive's normal benefit date and will be payable in a lump sum, unless the executive has elected, at the time of execution of the participation agreement, to receive an annuity or other form of benefit.

If the executive has a separation from service (other than due to cause, death or disability) prior to the attainment of his benefit age, he will be entitled to a supplemental benefit calculated in the manner set forth above, and if applicable, multiplied by the executive's vesting rate set forth in his participation agreement. If the executive is less than age 62 at the time of commencement of the supplemental benefit, his benefit will be further reduced by 5% per year for each year prior to age 62 that the benefit payment commences. In the event an executive (other than Mr. Collins) dies prior to attaining his benefit age but while employed at United Bank, the executive's beneficiary will be entitled to a death benefit equal to the present value of the accrued annuity benefit as of the date of death, without any pre-retirement reductions, payable in a lump sum. If the executive dies after becoming vested in an accrued annuity benefit but prior to commencement of benefit payments, the executive's beneficiary will receive the amount otherwise payable to the executive on the executive's normal benefit date, in a lump sum.

In the event of a change in control, the executive will be entitled to a supplemental benefit calculated as if the executive had attained his benefit age and his base salary had increased 5% per year until his benefit age; provided, however, the benefit will be reduced, if necessary, to avoid an excess parachute payment under Section 280G of the Internal Revenue Code. If the executive's employment terminates within 2 years following a change in control, the executive's supplemental benefit will be paid in a lump sum. If the executive's employment terminates more than 2 years following the change in control, the supplemental benefit will be paid at the time and in the form elected by the executive. In the event the change in control occurs after the executive commences receiving supplemental benefit payments and the executive has made an election in his participation agreement, the present value of the remaining payments will be paid in a lump sum.

The Plan is attached as Exhibit 10.5 to this Current Report on Form 8-K. The above description of the Plan is qualified by reference to the Plan itself.

Item 9.01. Financial Statements and Exhibits.

   (a) Financial Statements of Businesses Acquired: None

   (b) Pro Forma Financial Information: None

   (c) Shell company transactions: None

   (d) Exhibits:

       Exhibit 10.1: Employment Agreement for Richard B. Collins
       Exhibit 10.2: Change in Control Agreement for Keith E. Harvey
       Exhibit 10.3: Change in Control Agreement for J. Jeffrey Sullivan
       Exhibit 10.4: Change in Control Agreement for Mark A. Roberts
       Exhibit 10.5: Supplemental Retirement Plan for Senior Executives






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNITED FINANCIAL BANCORP, INC.


Date: November 28, 2007               By:  /s/ Richard B. Collins
      -----------------                    ----------------------------------
                                           Richard B. Collins
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)